UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2022

Faraday Future Intelligent Electric Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39395	84-4720320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18455 S. Figueroa Street Gardena, CA	90248
(Address of principal executive offices)	(Zip Code)

(424) 276-7616

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FFIE	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $11.50 per share	FFIEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 8, 2022, Faraday Future Intelligent Electric Inc. (the “Company”) entered into a Limited Consent (the “Fourth Amendment”) with FF Simplicity Ventures LLC, an affiliate of ATW Partners LLC, as administrative and collateral agent (in such capacity, the “Agent”) and purchaser, Senyun International Ltd., as purchaser (“Senyun”), and RAAJJ Trading LLC, as purchaser (together with FF Simplicity Ventures LLC as purchaser, the “Purchasers”), to amend, among other things, that certain Securities Purchase Agreement, dated as of August 14, 2022, by and among the Company, the subsidiaries of the Company party thereto, the Purchasers and the Agent, as amended by that certain Amendment No. 1 to Securities Purchase Agreement and Convertible Senior Secured Promissory Notes, dated as of September 23, 2022, that certain Joinder and Amendment Agreement, dated as of September 25, 2022, and that certain Limited Consent and Third Amendment, dated as of October 24, 2022 (the “Existing SPA” and, as further amended by the Fourth Amendment, the “SPA”). Please refer to the Current Reports on Form 8-K that were filed by the Company with the U.S. Securities and Exchange Commission on August 15, 2022, September 26, 2022 and October 25, 2022 for a description of the key terms of the Existing SPA, which is incorporated herein by reference.

The Fourth Amendment amends the Existing SPA and convertible notes issued under the SPA to provide that (among other items) (i) in no event will the effective conversion price of any interest or interest make-whole amount payable in shares of Company common stock in respect of notes issued or issuable under the SPA be lower than $0.21 per share of Company common stock, and (ii) in order for the Company to make payment of any interest or interest make-whole amount in shares of Company common stock, certain price and volume requirements must be met, namely that (x) the volume-weighted average price (VWAP) of the Company common stock is not less than $0.21 per share on any trading day during the preceding seven trading day period, and (y) the total volume of the Company’s common stock does not drop below $1.5 million on any trading day during the same period (in each case, as adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions).

The above description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by the complete text of such agreement, a form of which is filed as Exhibit 10.1, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

No.	Description of Exhibits
10.1	Limited Consent, dated as of November 8, 2022, by and among Senyun International Ltd., FF Simplicity Ventures LLC, RAAJJ Trading LLC and Faraday Future Intelligent Electric Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Faraday Future Intelligent Electric Inc.

Date: November 8, 2022	By:	/s/ Yun Han
	Name:	Yun Han
	Title:	Interim Chief Financial Officer

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